UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2005 (December 7 , 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2005, the Compensation Committee of the Board of Directors approved new base salaries (effective January 1, 2006) and 2006 Annual Incentive Plan bonus targets for the Company’s President and Chief Executive Officer, its Executive Vice President and Chief Operating Officer, its Senior Vice President and General Counsel, its Senior Vice President, Operations, and its Senior Vice President, Marketing.

On December 8, 2005, the Company’s independent directors ratified the increase in the Chief Executive Officer’s base salary (effective January 1, 2006) and his targeted annual salary percentage under the 2006 Annual Incentive Bonus Plan.

The attached Exhibit 10.1 contains a description of the new base salaries and 2006 bonus targets for the above-mentioned Company executive officers.

Item 9.01. Financial Statements and Exhibits

The exhibits to this report are as follows:

Exhibit No.	Description
10.1	Base Salaries and Annual Incentive Plan Targets for Certain Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: December 12, 2005	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

Index to Exhibits

Exhibit Number	Description
10.1	Base Salaries and Annual Incentive Plan Targets for Certain Executive Officers